EXHIBIT 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-9970, 33-32166 and 33-50278) and Form S-3 (No. 33-49356) of Pier 1 Imports, Inc. of our report dated April 7, 1995, in Item
8 of this Form 10-K.


/s/Price Waterhouse, LLP

PRICE WATERHOUSE, LLP

Fort Worth, Texas
May 26, 1995